                                                                    EXHIBIT 10.7


                         EXECUTIVE EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of February 28, 1997 by and between Sunrise Television Corp., a Delaware corporation (hereinafter, together with its successors, referred to as the "Company"), and its Subsidiary, STC Broadcasting, Inc., a Delaware corporation (hereinafter, together with its successors, referred to as "STC"), on the one hand, and Sandy DiPasquale (hereinafter referred to as the "Executive"), on the other hand.

         WHEREAS, pursuant to an Asset Purchase Agreement (as hereinafter defined) STC, has agreed to acquire (the "Acquisition") television broadcast stations WEYI, Channel 25, in Saginaw, Michigan; WROC-TV, Channel 8, in Rochester, New York; and KSBW, Channel 8, in Salinas, California (the foregoing stations and such other stations as are owned, directly or indirectly, by the Company, STC, or their Subsidiaries, from time to time, and including television station WTOV-TV, Channel 9, Steubenville, Ohio, collectively, the "Stations");

         WHEREAS, the Company and STC desire to employ the Executive in an executive capacity with the Company and STC, and the Executive desires to be employed by the Company and STC in said capacity; and

         WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the consummation of the Acquisition, the parties hereto hereby agree as follows:

                 1.       Definitions.

                          (a) Accrued Benefits means (i) all salary earned or accrued through the date the Executive's employment is terminated,
         (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated; and (iii) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company or STC, including any earned and accrued, but unused vacation pay.

                          (b) Act means the Securities Exchange Act of 1934, as amended.

                          (c) Affiliate has the meaning given such term in Rule 12b-2 of the Act.

                          (d) Asset Purchase Agreement means that certain Asset Purchase Agreement dated as of November 4, 1996, by and among Smith Television of Michigan, L.P., Smith Television of Michigan License, L.P., Smith Television of Rochester, L.P., Smith Television of Rochester License, L.P., Smith Television of Salinas-Monterey, L.P., Smith Television of Salinas-Monterey License, L.P., as Sellers, and STC, formerly known as STV Acquisition Company, as Buyer.

                          (e) Board means, as long as the Company owns all the capital stock of STC, the board of directors of the Company; in all other cases, Board means the board of directors of STC.

                          (f) Cause means (i) the Executive's conviction of any crime (other than minor traffic offenses and other similar minor infractions), (ii) the Executive's breach of his obligations under this Agreement, (iii) the Executive's insubordination or fraud or dishonesty in connection with his employment, (iv) the Executive's gross negligence or willful misconduct injurious to the Company, STC, their Subsidiaries or the Stations, (v) the Executive's refusal to perform his duties as an employee of the Company or STC for a reason other than mental or physical disability, (vi) the breach by the Company, STC, or their Subsidiaries of any financial covenant contained in any agreement binding on the Company, STC, or their Subsidiaries that is not waived prior to becoming a default or event of default under such agreement, (vii) the breach by the Company, STC, or their Subsidiaries of any covenant (other than a financial covenant) in any agreement in respect of borrowed money that was caused by the willful omission or commission of the Executive, or
         (viii) the Stations' failure (taken as a group) to meet at least 90% of their budget on a rolling two year basis, as such budget was recommended by the Chief Executive Officer of the Company and approved by the Board and the Partnership. Notwithstanding the above, the occurrence of any of the events specified in clause (ii) above shall not constitute Cause unless the Company or STC gives the Executive written notice that such event constitutes Cause, and the Executive thereafter fails to cure such event within 30 days after receipt of such notice.

                          (g) Change of Control shall have the meaning given to such term in the Partnership Agreement.

                          (h) Class B Interests shall have the meaning given to such term in the Partnership Agreement.

                          (i)     COBRA means the Consolidated Omnibus
         Reconciliation Act of 1985.

                          (j) DMA means a Designated Market Area as defined by A.C. Nielson & Co.

                          (k) Employment Period means the period during which the Executive is employed by the Company or STC

                          (l) Good Reason means (i) any material breach by the Company or STC of this Agreement, or (ii) any significant reduction, approved by the Board without the Executive's written consent, in the Executive's title, duties or responsibilities other than for Cause. Notwithstanding the above, the occurrence of any of the events described above will not constitute Good Reason unless the Executive gives the Company and STC written notice within 30 days after the occurrence of any of such events, that such event constitutes Good Reason, and the Company or STC thereafter fails to cure the event within 30 days after receipt of such notice.

                          (m) Hicks Muse means Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation, and its Affiliates and its and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                          (n)     Partnership means Sunrise Television
         Partners, L.P., a Delaware limited partnership.

                          (o) Partnership Agreement means the Limited Partnership Agreement governing the Partnership, as the same may be amended from time to time in accordance with its terms.

                          (p) Person means any "person", within the meaning of Sections 13(d) and 14(d) of the Act, including a "group" as therein defined.

                          (q) Subsidiary means, with respect to any Person, any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

                 2. Term of Employment. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Employment Period shall commence on the date of the consummation of the Acquisition (the "Employment Date") and shall end upon the fifth anniversary of the Employment Date; provided, however, that such Employment Period shall be extended for successive terms of one year each unless either party advises the other, at least 120 days prior to the end of the initial term or annual extension, as the case may be, that it will not agree to extend this Agreement.

                 3.       Duties.  During the Employment Period, the Executive
(i) shall serve as Executive Vice President and Chief Operating Officer of the Company and the President and Chief Operating Officer of STC, (ii) shall report directly, as long as Robert N. Smith ("Smith") remains the Chief Executive Officer of the Company, to the Chief Executive Officer of the Company and at any time thereafter, to the Board and the Chairman of the Board, (iii) shall, subject to and in accordance with the authority and direction of the Board and the Chairman of the Board have such authority and perform in a diligent and competent manner such duties as may be assigned to him from time to time by the Chief Executive Officer of the Company, as long as Smith remains the Chief Executive Officer of the Company, and at any time thereafter, the Board and the Chairman of the Board, and (iv) shall devote his best efforts and his working time, attention, knowledge and skill solely to the operation of the Stations and to the other business and affairs of the Company, STC and their Subsidiaries. The Executive shall not, however, be required to relocate his place of residence.

                 4. Compensation. During the Employment Period, the Executive shall be compensated as follows:

                          (a)     the Executive shall receive, at such
         intervals and in accordance with such Company or STC policies as may be in effect from time to time, an annual salary (pro rata for any partial year) equal to $250,000.00, which salary shall be subject to appropriate increase, as determined by the sole discretion of the Board, as additional Stations are acquired by the Company, STC and their Subsidiaries.

                          (b) the Executive shall be eligible to receive an annual bonus for each fiscal year of the Company subsequent to 1996 calculated based upon criteria established by the Board at the beginning of each fiscal year and adjusted from time to time;

                          (c) the Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him for the benefit of the Company, STC and their Subsidiaries, including but not limited to travel expenses and other expenses as reflected in budgets submitted and approved by the Board from time to time; and

                          (d) the Executive shall be included, to the extent eligible thereunder, in any and all plans providing general benefits for the Company's or STC's employees (as approved by the Board and in effect from time to time), including but not limited to, group life insurance, accidental death and dismemberment insurance, business travel accident insurance, disability, medical, dental, pension/savings plans, and supplemental pension/savings plans, and shall be provided any and all other benefits and perquisites made available to other employees of comparable status and position at the expense of the Company or STC on a comparable basis.

                 5.       Termination of Employment.

                          (a) All Accrued Benefits to which the Executive (or his estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his Employment Period, except as otherwise specifically provided herein, or under the terms of any applicable policy, plan or program.

                          (b) Any termination by the Company or STC, or by the Executive, of the Employment Period shall be communicated by written notice of such termination to the Executive, if such notice is delivered by the Company or STC, and to the Company and STC if such notice is delivered by the Executive, each in compliance with the requirements of Paragraph 12 hereinbelow.

                          (c) If prior to the fourth anniversary of the Employment Date, the Employment Period is terminated by the Executive for Good Reason or by the Company or STC for any reason other than Cause or the Executive's death, permanent disability (as defined in the Company's or STC's Board-approved disability plan or policy, as in effect from time to time) or retirement (as defined in the Company's or STC's Board-approved retirement plan or policy, as in effect from time to time), then, as his exclusive right and remedy in respect of such termination:

                                     (i)   the Executive shall be entitled to
                 receive from the Company or STC his Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company or STC severance policy generally applicable to the Company's or STC's salaried employees;

                                     (ii)  the Executive shall receive from the
                 Company or STC, as long as the Executive does not violate the provisions of Paragraph 6 hereof and, if such termination is as a result of a Change of Control pursuant to Paragraph 5(d) hereof, as long as the Executive continues to abide by his obligations pursuant to Paragraph 5(d), severance pay equal to the Executive's then current monthly base salary, payable in accordance with the Company's or STC's regular pay schedule, for 12 months from the date of termination of employment or until the third anniversary of the Employment Date, whichever is the longer period; and

                                    (iii)  the Executive shall continue to be
                 covered at the expense of the Company or STC by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to termination of his employment, until the earlier of (A) the expiration of the period for which he receives severance pay pursuant to clause
                 (ii) above or (B) the date the Executive has commenced new employment and has thereby become eligible for comparable benefits, subject to the Executive's rights under COBRA.

                          (d) In the event a Change of Control shall occur prior to the fourth anniversary of the Employment Date, the Company (or STC) or the Executive may, at either's option, terminate the Executive's employment concurrently with such Change of Control, in which case the Executive shall receive, as his exclusive right and remedy in respect of such termination, the same benefits as stated in clauses (i) through (iii) of Paragraph 5(c) hereinabove; provided that the Executive agrees that he shall cooperate fully with any effort by the Board to negotiate or enter into a transaction that would result in a Change of Control, including, without limitation, participating in meetings with prospective investors, acquirors or others, including financing sources and legal and other advisors. In addition, the Executive agrees that for a period of 6 months following a Change of Control, the Executive will make himself reasonably available, upon reasonable advance notice, to provide such reasonable transitional assistance to the Person acquiring the Company or STC and its Subsidiaries as a result of a Change of Control, as the Person whose transaction has resulted in a Change of Control shall reasonably request.

                          (e) Any amounts payable to the Executive in installments pursuant to this Paragraph 5 may, at the option of Company or STC, be paid in a lump sum rather than in installments as provided above. In any event, all such amounts (whether paid in installments or in a lump sum) shall be considered severance payments and be in full and complete satisfaction of the obligations of the Company or STC to the Executive in connection with the termination of the Executive.

                          (f) Notwithstanding anything else contained herein, if the Executive voluntarily terminates his employment without Good Reason, or the Company or STC terminates the Executive for Cause or the Executive is terminated by reason of death or disability, all of his rights to severance from the Company or STC (including pursuant to any plan or policy of the Company or STC) shall terminate immediately, except the right to payment for Accrued Benefits (other than severance) in respect of periods prior to such termination.

                          (g) Notwithstanding anything else contained herein, the Partnership Agreement shall exclusively govern and control the vesting and/or forfeiture of the Class B Interests held by Executive or Executive's Affiliate in the Partnership.

                 6.       Further Obligations of the Executive.

                          (a) During and following the Executive's employment by the Company or STC, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, STC or their Subsidiaries except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company, STC or their Subsidiaries or a Person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Company or STC. Confidential information shall not include any information known generally to the public. All records, files, documents and materials, or copies thereof, relating to the Company's, STC's or their Subsidiaries' business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company, STC, or their Subsidiaries, as the case may be, and shall be promptly returned by the Executive to the owner upon termination of the Executive's employment with the Company and STC.

                          (b) Except with the Board's prior written approval, during the Employment Period and for two years (or one year, if Hicks Muse and its Affiliates cease to own, directly or indirectly, any of the Stations) after the termination of the Employment Period or during any time the Executive is receiving severance payments under this Agreement, the Executive shall not, directly or indirectly:

                                     (i)   solicit, entice, persuade or induce
                 any employee of the Company, STC or their Subsidiaries to terminate his employment by the Company, STC or their Subsidiaries or to become employed by any Person other than the Company, STC or their Subsidiaries; or

                                     (ii)  approach any such employee for any
                 of the foregoing purposes; or

                                    (iii)  authorize, solicit or assist in the
                 taking of such actions by any third party.

                          (c) During the Employment Period and for two years (or one year, if Hicks Muse or its Affiliates cease to own, directly or indirectly, any of the Stations after the termination of the Employment Period and during any time the Executive is receiving severance payments under this Agreement, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company, STC and their Subsidiaries and Affiliates) having or operating a television station within the DMA of any of the Stations (any of the foregoing activities being referred to herein as "Competitive Activities"). The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from (i) making any investments (that are non-attributable interests under the rules, regulations or policies of the Federal Communications Commission) in the securities of any company, whether or not engaged in competition with the Company, STC or their Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the- counter market in the United States or any foreign securities exchange and such investment does not exceed one percent of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company, or (ii) during the second year after the termination of the Employment Period only (to the extent applicable in the event Hicks Muse or its Affiliates continue to own directly or indirectly any of the Stations), becoming employed by or rendering advisory or other services to or for any Person or other business enterprise having or operating a number of television broadcasting stations in a number of different DMAs, one or more of which are located within the DMA of any of the Stations, provided that (A) no more than 25% of the broadcast cash flow generated by such Person or other business enterprise is derived from television broadcast stations located with the DMAs of any of the Stations and (B) the Executive does not work directly for the television broadcast stations located within the DMA's of any of the Stations.

                          (d) If any court determines that any portion of this Paragraph 6 is invalid or unenforceable, the remainder of this Paragraph 6 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Paragraph 6, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

                          (e) The Executive hereby acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any of his covenants contained in this Paragraph 6, and further agrees that the Company and STC and their Subsidiaries shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

                 7. Successors. The Company or STC may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company or STC, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and STC and their Subsidiaries. Any such assignment by the Company or STC shall remain subject to the Executive's rights under Paragraph 5 hereof. The rights of Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives.

                 8. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                 9. Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, consented to in writing by the Partnership, and executed by the Company and STC and the Executive; provided, however, that any attempted amendment or modification without such approval, consent and execution shall be null and void ab initio and of no effect.

                 10. Payments Due Under this Agreement. Any payments due or required to be made pursuant to the terms of this Agreement may be made by the Company, STC or its Subsidiaries as determined in the sole discretion of the Board.

                 11. Withholding. The Company and STC shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company and STC shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

                 12. Controlling Provision. Notwithstanding any other provision hereof, as long as STC continues to only own non-voting securities in Smith Acquisition Company, the Board shall have no authority to direct or control the management of Smith Acquisition Company or television broadcast station WTOV-TV, Channel 9, Steubenville, Ohio.

                 13. Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law of Texas or any other jurisdiction.

                 14. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid:

         If to the Company:

                 Sunrise Television Corp.
                 200 Crescent Court, Suite 1600
                 Dallas, Texas  75201,
                 Attention:  Lawrence D. Stuart, Jr.

         If to STC:

                 STC Broadcasting, Inc.
                 200 Crescent Court, Suite 1600
                 Dallas, Texas  75201,
                 Attention:  Lawrence D. Stuart, Jr.



         If to the Executive:

                 Sandy DiPasquale
                 8202 East 21st Street North
                 Suite B
                 Wichita, Kansas  67206-2906

or to such other address as the party to be notified shall have given to the other.

                 15. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

                 16. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.


                                  SUNRISE TELEVISION CORP.



                                  By: /s/ FREDERICK W. BRAZELTON
                                      -------------------------------------
                                      Frederick W. Brazelton,
                                      Vice President


                                  STC BROADCASTING, INC.


                                  By: /s/ FREDERICK W. BRAZELTON
                                      -------------------------------------
                                      Frederick W. Brazelton,
                                      Vice President


                                  EXECUTIVE:



                                  /s/ SANDY DIPASQUALE
                                  -----------------------------------------
                                  Sandy DiPasquale





                Signature Page to Executive Employment Agreement